SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:           (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On January 23, 2006, the registrant, Cubist Pharmaceuticals, Inc., issued a press release relating to the next public meeting of the Anti-Infective Drugs Advisory Committee on Monday, March 6, 2006 at 8:30 a.m. ET, which will focus on the registrant’s supplemental New Drug Application (sNDA) to expand the indication for CUBICIN® (daptomycin for injection) as therapy for the treatment of patients with bacteremia with known or suspected endocarditis caused by Staphylococcus aureus (S. aureus).  A copy of the press release has been filed as an exhibit to this Current Report on Form 8-K, attached hereto as exhibit 99.1, and is incorporated herein by reference.

On January 23, 2006, Chiron Corporation, the parent company of our partner for CUBICIN in Europe and other territories, announced that the European Commission had granted marketing approval for CUBICIN in the 25 member states of the European Union, Iceland, Liechtenstein and Norway.  Under the approval, CUBICIN is indicated for the treatment of complicated skin and soft-tissue infections (cSSTI) caused by certain Gram-positive bacteria.  Chiron Corporation also announced that CUBICIN is expected to become commercially available in the United Kingdom and the Netherlands within the next few weeks, followed by additional European countries.

Item 9.01                                             Financial Statements and Exhibits.

(d)                               Exhibits.

99.1                           Press Release dated January 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel and Secretary

Dated: January 27, 2006